Exhibit j



            CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the reference to our  firm  under  the
captions "Financial Highlights," "Independent Auditors"
and  "Financial  Statements" and  to  the  use  of  our
reports  dated  July 21, 1999 for the  Frontegra  Total
Return  Bond Fund, the Frontegra Opportunity  Fund  and
the Frontegra Growth Fund in the Registration Statement
(Form  N-1A)  of  the Frontegra Funds, Inc.  and  their
incorporation by reference in the related  Prospectuses
and  Statement of Additional Information filed with the
Securities  and  Exchange  Commission  in  this   Post-
Effective Amendment No. 8 to the Registration Statement
under  the  Securities Act of 1933 (File No.  333-7305)
and  in  this  Amendment  No.  9  to  the  Registration
Statement  under  the Investment Company  Act  of  1940
(File No. 811-7685).



                                    /s/  Ernst &  Young LLP



Milwaukee, Wisconsin
December 15, 1999